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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM 8-K

                           CURRENT REPORT PURSUANT TO
                           SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): September 3, 2002

                                   AVAYA INC.
             (Exact name of registrant as specified in its charter)


           Delaware                   1-15951             22-3713430
 (State or other jurisdiction       (Commission          (IRS Employer
      of incorporation)             File Number)       Identification No.)

         211 Mount Airy Road
           Basking Ridge, NJ                                  07920
 (Address of principal executive offices)                  (Zip Code)

       Registrant's telephone number, including area code: (908) 953-6000

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ITEM 5. OTHER EVENTS

      On September 3, 2002, Avaya Inc., a Delaware corporation ("Avaya"), entered into an Amended and Restated Five Year Competitive Advance and Revolving Credit Facility Agreement (the "Amended Credit Agreement"), dated as of September 3, 2002, with Citibank, N.A., as Agent and the other Lenders party thereto. The Amended Credit Agreement provides for the amendment of Avaya's existing $561 million five year credit facility substantially on the terms announced by Avaya on August 15, 2002. The Amended Credit Facility is attached hereto as Exhibit 10.1.

ITEM 7(c).  EXHIBITS

10.1 Amended and Restated Five-Year Competitive Advance and Revolving Credit Agreement, dated as of September 3, 2002 among the Company, the lenders party to the Credit Agreement and Citibank, N.A., as Agent for such lenders.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       AVAYA INC.


Date: September 4, 2002                By:   /s/ Garry K. McGuire
                                          ------------------------------------
                                           Name: Garry K. McGuire
                                           Title: Chief Financial Officer and
                                                       Senior Vice President,
                                                       Operations

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                                  EXHIBIT INDEX

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
EXHIBIT NUMBER                      DESCRIPTION
--------------                      -----------
10.1                                Amended and Restated Five-Year Competitive
                                    Advance and Revolving Credit Agreement,
                                    dated as of September 3, 2002 among the
                                    Company, the lenders party to the Credit
                                    Agreement and Citibank, N.A., as Agent for such lenders.
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